Exhibit 10 (o)

                         MAGELLAN PETROLEUM CORPORATION
                             1989 STOCK OPTION PLAN

         1. Purpose of Plan. The purpose of this stock option plan (the "Plan") is to further the success of Magellan Petroleum Corporation, a Delaware corporation, (the "Company"), and its subsidiaries or affiliates, by making available stock of the Company for purchase by eligible directors, officers and key employees of and consultants to the Company and its subsidiaries or affiliates, and thus to provide an additional incentive to such persons to continue their affiliation with the Company and its subsidiaries or affiliates and to give them a greater interest as stockholders in the success of the Company.

         2. Stock Subject to Plan. There shall be reserved for issuance or transfer upon the exercise of options to be granted from time to time under the Plan an aggregate of 1,000,000 shares of the Company's common stock, one cent par value (the "Stock"), which shares, as the Board of Directors shall from time to time determine, may be in whole or in part authorized and unissued shares of stock or issued shares of stock which shall have been reacquired by the Company. If any option granted under the Plan shall expire, be surrendered to the Company or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

         3. Administration. The Plan shall be administered by a committee (the "Committee") of not less than two (2) members of the Board of Directors of the Company, appointed by the Board. Vacancies occurring in membership of the Committee shall be filled by the Board.

                  The Committee shall keep minutes of its meetings. One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear one another. A majority of the entire Committee shall constitute a quorum, and the acts of a majority of the members present at or so participating in any meeting at which a quorum is constituted shall be the acts of the Committee.

                  The Committee may act without meeting by unanimous written consent. Absent some other provision by the Board, the power and responsibilities of the Committee shall be vested in and assumed by the Board of Directors of the Company acting as a committee of the whole.



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                  The Committee shall have absolute authority in its discretion, but subject to the express provisions of the Plan, to determine (i) the purchase price of the Stock covered by each option, (ii) the person to whom options shall be granted, (iii) the time or times at which options shall be granted, (iv) the number of shares to be subject to each option, and (v) the time or times at which an option can be exercised and whether in whole or installments; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; and to make any and all other determinations deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive.

                  The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. The Committee shall establish such rules and regulations for the conduct of its business as it shall deem advisable.

         4. Eligibility. Options under the Plan may be granted only to directors, officers, key employees of and consultants and consulting firms to
(i) the Company, (ii) subsidiary corporations of the Company from time to time ("Subsidiaries") and (iii) any business entity in which the Company shall from time to time have a substantial interest ("Affiliate"), who, in the sole opinion of the Committee are, from time to time, responsible for the management and/or growth of all or part of the business of the Company. In determining the persons to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

         5. Option Prices. The purchase price of Stock under each option shall be determined by the Committee but may not be less than the fair market value of the Stock on the date of grant. The fair market value of the Stock on any given date shall be the closing price of the Stock on the Pacific Stock Exchange (or the principal exchange on which the Stock is traded) on such date, or, if no sales of the Stock occurred on that day, the then most recent day on which sales were reported.

         6. Exercise of Option. The Committee shall have authority in its discretion to prescribe in any option agreement that the option may be exercised in different installments during the term of the option. The purchase price of the shares to be acquired shall be paid in full in cash upon the exercise of the option, and the Company shall not be required to deliver certificates for such shares until such payment has been made and such other conditions to the valid and lawful issuance of the shares as may exist from time to time shall have been fully satisfied. The term of each Option shall be for such period as the Committee shall determine, but not more than ten years from the date of granting thereof, or such shorter period as described in Paragraphs 8 and 9 hereof. As to employees, except as provided in Paragraphs 8 and 9 hereof, an option granted to an employee of the Company or one of its Subsidiaries or Affiliates, may not be exercised unless the holder thereof is at the time of such exercise (and has been since the date of grant) an employee of the Company or one of its then Subsidiaries or a then Affiliate. The holder of an option shall not have any of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued or transferred to him upon exercise of his option. The exercise of any option by a United States citizen or resident may be contingent upon receipt of a representation that at the time of such exercise it is the optionee's present intention to acquire the shares being purchased for investment. The certificate(s) rep- resenting shares issued upon exercise of any option may contain a legend restricting transfer thereof.

         7. Nontransferability of Options. Subject to Paragraph 9 hereof, options granted under the Plan shall be nontransferable.

         8. Termination of Employment. In the case of an option granted to any employee of the Company or one of its Subsidiaries or Affiliates, in the event of termination of employment, other than (a) a termination that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, or (b) a termination by reason of death, the employee may (unless otherwise provided in his option agreement) exercise his option at any time within three months after such termination of employment, or such other time as the Committee shall authorize, but in no event after ten years from date of granting thereof, to the extent of the number of shares covered by his option which were purchasable by him at the date of termination of his employment. In the event of the termination of the employment of an employee to whom an option has been granted under the Plan that is either (i) for cause or (ii) voluntary on the part of the employee without the written consent of the Company, any option granted pursuant to the Plan, to the extent not theretofore exercised, shall forthwith terminate. Nothing in the Plan or any option agreement shall confer on any individual any right to continue in any capacity his relationship with the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate such relationship at any time.

         This Paragraph 8 is applicable only to options granted to full-time officers and employees and is not applicable to options granted to nonemployee directors and consultants.

         9. Death of Holder of Option. In the event of the death of any holder of an option which has been granted under the Plan, such option (unless previously terminated) may be exercised (to the extent exercisable by such person at the date of his death) by a legatee or legatees of such option under such person's will, or by such person's legal representative or distributees, at any time within a period of one year after his death, but not after ten years from the date of granting thereof.

         10. Adjustment Upon Changes in Capitalization. Notwithstanding any other provisions of the Plan, each option agreement shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to such option and of the option price in the event of changes in the outstanding Stock by reasons of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, divisive reorganization or liquidation and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares authorized to be issued under the Plan shall be appropriately adjusted by the Committee, whose determination of such adjustment shall be conclusive.

         11. Tax Withholding. Any obligation of the Company to issue shares pursuant to the grant or exercise of any stock option shall be conditioned on the optionee having paid or made provision for payment of all applicable tax withholding obligations, if any, satisfactory to the Committee. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

         12. Amendment and Termination. The Board of Directors of the Company may make such modifications or amendments to the Plan as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto. Without the consent of any person to whom any option shall theretofore have been granted, no termination, modification or amendment of the Plan shall adversely affect any rights which may previously have been granted under the Plan to such persons.

         13. Term of Plan. The Plan shall take effect on October 5, 1989 and shall remain effective until termination by the Board of Directors of the Company or until all the shares of Stock authorized to be issued pursuant to the Plan have been issued.

         14. Existing Options of the Company. The Committee, in its sole discretion, may grant stock options ("Substitute Options") under the Plan in substitution for options ("Prior Options") on the Company's common stock outstanding on the date of the effectiveness hereof as follows:

                  (a) notwithstanding the provisions of Paragraph 5 hereof, the Substitute Option shall have a purchase price equal to the purchase price of the Prior Option being substituted therefore; and

                  (b) the Substitute Option agreement shall be with respect to the same number of shares of Stock and contain the same terms and conditions as the Prior Option being substituted therefore to the extent consistent with the terms of the Plan.